Exhibit 99.1

9663 Santa Monica Blvd., #959 Beverly Hills, CA 90210 Tel: (310) 860-2501 Fax: (310) 860-1854 info@fpcapitalgroup.com
First Physicians Capital Group Provides Fiscal 2011 First Quarter Update
Tuesday, February 15, 2011
BEVERLY HILLS, Calif. — First Physicians Capital Group, Inc. (“FPCG” or the “Company”) (OTC BB: FPCG) provided in a press release issued today a strategic and operations update for the Company’s first fiscal quarter ended December 31, 2010.
As communicated in January 2011, FPCG has undertaken several strategic initiatives to reorganize its operations in response to local market economic conditions and the expected impact of changes in healthcare law. In pursuit of this reorganization, we are divesting underperforming facilities and reducing or outsourcing administrative functions to better align cost structures and business volume. The Company’s strategy is transitioning away from exclusively majority ownership in healthcare delivery companies to a focus on the opportunistic retention or acquisition of minority ownership positions. Additionally, the Company plans on providing healthcare management services for our facilities in conjunction with strategic partners and to secure financing for equipment and real estate used by our healthcare entities. The Company will also pursue acquisitions of, investments in, or strategic partnerships with other companies providing similar services in its markets.
Since the beginning of the current fiscal year 2011, the Company has:
•	Completed the sales of The Chandler Clinic in December 2010 and Johnston Memorial Hospital in Tishomingo in January 2011.
•
Entered into Letters of Intent for the complete or partial sale of additional operating assets, or for the formation of strategic partnerships with respect to its remaining portfolio of operating assets.

•
Formed First Physicians Realty Group, LLC, its wholly-owned real estate subsidiary, and acquired the real estate holdings from its portfolio of Oklahoma assets (Southern Plains Medical Group) and related entities.

•
Established a line of credit of up to $1.5 million at First Physicians Realty Group. The Company has received an initial deposit of $350,000 with additional borrowings subject to final terms and conditions.

•
Continued to focus on bringing its working capital ratios closer to preferred industry levels over time by working in partnership with new and existing vendors and lenders, and removing underperforming operations as a first step.

Preliminary financial highlights for the quarter include:
•	Net Revenue from Services of $8.7 million and EBITDA of ($0.6) million.
•	EBITDA before FPCG Corporate Overhead of ($0.1) million.
•
Pro Forma EBITDA before FPCG Corporate Overhead of $0.5 million. Pro Forma EBITDA factors in adjustments made for: 1) sales of The Chandler Clinic and Johnston Memorial Hospital; 2) reduction in back office and administrative functions as part of these sales; and 3) removal of non-recurring and transaction-related expenses in remaining assets.

9663 Santa Monica Blvd., #959 Beverly Hills, CA 90210 Tel: (310) 860-2501 Fax: (310) 860-1854 info@fpcapitalgroup.com
While the Company believes that its financial performance, working capital position, and liquidity ratios may improve as it completes the potential transactions currently in LOI, there can be no guarantee of success. Such success is contingent upon completing certain transactions and related financings currently under review.
Table 1. First Physicians Capital Group, Inc. Preliminary Unaudited Consolidated Income Statement for Fiscal Quarter Ended December 31, 2010 (in thousands)

	Fiscal Qtr
	Ended
	12/31/09		Fiscal Qtr Ended 12/31/10
						Pro Forma
	FPCG		FPCG	Assets Sold/	Pro Forma	FPCG
	Consol		Consol	Held for Sale	Adj(1)	Consol
Revenue from services	$10,328		$8,748	$1,118	$(64)	$7,566

Cost and expenses:

Selling, general and administrative expenses	11,398		9,332	1,379	(379)	7,574

Amortization of stock-based Compensation	278		258	—	—	258

Impairment of long-lived assets and goodwill	—		—	—	—	—

Depreciation and amortization	319		354	29	—	325

Total costs and expenses	11,995		9,944	1,408	(379)	8,157

Operating income	(1,667)		(1,196)	(291)	315	(590)

Interest expense	(706)		(376)	(21)	—	(355)

Other income (expense)	436	(2)	19	—	—	19

Minority interest	(180)		(120)	—	—	(120)

Net loss from operations before taxation and non-cash beneficial conversion feature	(2,117)		(1,673)	(312)	315	(1,046)

Taxation	—		—	—	—	—
Non-cash beneficial conversion feature preferred dividend	(47)		—	—	—	—
Net loss allocable to common stockholders	$(2,164)		$(1,673)	$(312)	$315	$(1,046)

EBITDA(3)	$(1,063	)(4)	$(565)	$(261)	$315	$12

FPCG Corporate Overhead	(790)		(452)	—	—	(452)
EBITDA less
FPCG Corporate Overhead	$(273)		$(113)	$(261)	$315	$463

Notes:

(1)	Adjusts for significant reductions in Oklahoma administrative and back-office overhead and removal of non-recurring and transaction-related expenses.

(2)	Other Income for fiscal quarter ended December 31, 2009 includes $429K in insurance proceeds received in November 2009.

(3)	EBITDA calculated as follows: Operating Income plus Other Income plus Depreciation and Amortization + Amortization of Stock-based Compensation + Impairment of long-lived assets and goodwill (if any).

(4)	EBITDA for fiscal quarter ended December 31, 2009 excludes $429K of Other Income (insurance proceeds received in November 2009).

9663 Santa Monica Blvd., #959 Beverly Hills, CA 90210 Tel: (310) 860-2501 Fax: (310) 860-1854 info@fpcapitalgroup.com
Table 2. First Physicians Capital Group, Inc. Consolidated Income Statement for Fiscal Year Ended September 30, 2010 (in thousands)

	Fiscal Year
	Ended
	9/30/09	Fiscal Year Ended 9/30/10
					Pro Forma
	FPCG	FPCG		Assets Sold/	FPCG
	Consol	Consol		Held for Sale	Consol
Revenue from services	$39,090	$39,502		$5,170	$34,332

Cost and expenses:

Selling, general and administrative expenses	44,075	44,153		8,137	36,016

Amortization of stock-based compensation	1,245	1,077		—	1,077

Impairment of long-lived assets and goodwill	209	187		—	187

Depreciation and amortization	1,102	1,383		124	1,259

Total costs and expenses	46,631	46,800		8,262	38,538

Operating income	(7,541)	(7,298)		(3,092)	(4,206)

Interest income	42	42		4	38

Interest expense	(2,094)	(2,012)		(824)	(1,188)

Other income (expense)	(281)	453	(1)	—	453	(1)
Minority interest	(177)	(681)		—	(681)

Net loss from operations before taxation and non-cash beneficial conversion feature	(10,051)	(9,496)		(3,913)	(5,583)

Taxation	—	—		—	—
Non-cash beneficial conversion feature preferred dividend	(317)	(48)		—	(48)
Net loss allocable to common stockholders	$(10,368)	$(9,544)		$(3,913)	$(5,631)

EBITDA(2)	$(5,266)	$(4,626	)(3)	$(2,968)	$(1,658	)(3)

FPCG Corporate Overhead	(3,607)	(2,660)		—	(2,660)
EBITDA less
FPCG Corporate Overhead	$(1,659)	$(1,966)		$(2,968)	$1,002

Notes:

(1)	Other Income for fiscal year ended September 30, 2010 includes $429K in insurance proceeds received in November 2009.

(2)	EBITDA calculated as follows: Operating Income plus Other Income plus Depreciation and Amortization + Amortization of Stock-based Compensation + Impairment of long-lived assets and goodwill (if any).

(3)	EBITDA for fiscal year ended September 30, 2010 excludes $429K of Other Income (insurance proceeds received in November 2009).

9663 Santa Monica Blvd., #959 Beverly Hills, CA 90210 Tel: (310) 860-2501 Fax: (310) 860-1854 info@fpcapitalgroup.com
Important Notice
It should be noted that EBITDA is a financial measure that is not recognized under accounting principles generally accepted in the United States of America (GAAP). EBITDA should not be considered as an alternative to, or more meaningful than, net income, operating income, cash flows from operations or other traditional indications of a company’s operating performance or liquidity that are derived in accordance with GAAP. In addition, the Company’s calculations of EBITDA may not be comparable to similarly titled measures being disclosed by other companies, limiting their usefulness as comparative measures. The Company discloses EBITDA as it is a commonly referred to financial metric used in the investing community to evaluate the performance of companies in our industry. The Company believes that disclosure of EBITDA is helpful to those reviewing its performance, as EBITDA provides information on the Company’s ability to meet debt service, capital expenditure and working capital requirements and management believes that EBITDA is also a useful indicator of the Company’s operating performance.
To better facilitate comparisons from reporting period to reporting period on the productivity of our healthcare facilities operations, non-GAAP supplemental information is provided. The Company highlights:
•	Revenue from Services
•	Provisions for Doubtful Accounts (Bad Debt Expense)
•	EBITDA less FPCG Corporate Overhead
•	FPCG Corporate Overhead, our overhead expense at the corporate holding company
About First Physicians Capital Group, Inc.
First Physicians Capital Group, Inc. is an operator of healthcare services firms in the U.S. For more information, please visit www.fpcapitalgroup.com.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risks disclosed in the Company’s Forms 10-K and 10-Q filed with the Securities Exchange Commission.

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